State of Delaware
Secretary of State
Division of Corporations
Delivered 10:00 AM 06/21/2016
FILED 10:00 AM 06/21/2016
SR 20164558715 - File Number 6066079

CERTIFICATE OF TRUST

OF

STATE TRUST

This Certificate of Trust has been duly executed and is being filed in order to form a statutory trust pursuant to the Delaware Statutory Trust Act (12 Del.C. § 3801 et seq.).

FIRST: The name of the statutory trust formed hereby is "State Trust" (the "Trust").

SECOND: The Trust is, or will become prior to or within 180 days following the first issuance of its beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80a-1 et seq.).

THIRD: The address of the registered office of the Trust in the State of Delaware is c/o Harvard Business Services, Inc, 16192 Coastal Highway, city of Lewes, County of Sussex, State of Delaware 19958.

FOURTH: The name and address of the Trust's registered agent for service of process in the State of Delaware are Harvard Business Services, Inc, 16192 Coastal Highway, city of Lewes, County of Sussex, State of Delaware 19958.

FIFTH: Notice is hereby given that the Trust shall consist of one or more series. As provided in the governing instrument of the Trust, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series thereof, and none of the debts, liabilities obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally that have not been allocated to a specified series, or with respect to any other series, shall be enforceable against the assets of such specified series.

SIXTH: This Certificate of Trust shall be effective upon filing in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned being the sole initial trustee of the Trust, has duly executed this Certificate of Trust as of the 20 day of June, 2016

By: ______________________
Name: Ofer Abarbanel
Trustee

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 05/18/2017
FILED 08:00 AM 05/18/2017
SR 20173682034 - File Number 6066079

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1. Name of Statutory Trust: State Trust

2. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

   please change our name to: State Funds

   [set forth amendment(s)]

3. (Please complete with either upon filing or it may be a ***future effective date*** that is within 90 days of the file date) This Certificate of Amendments shall be effective Upon Filing

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 15th day of May, 2017 A.D.

By: [signature]
Trustee

Name: Ofer Abarbanel
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